UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 6, 2016

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31775 (Commission File Number)	86-1062192 (IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 12, 2016, Ashford OP General Partner LLC, a Delaware limited liability company and wholly-owned subsidiary of Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), executed Amendment No. 1 to Seventh Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement Amendment”) of Ashford Hospitality Limited Partnership, a Delaware limited partnership (“Ashford Trust OP”), for the purpose of creating additional preferred units of Ashford Trust OP having substantially the same designations, preferences and other rights as the economic rights of the Company’s 7.375% Series F Cumulative Preferred Stock (the “Series F Preferred Stock”) described in Item 3.03 below.

The summary of the Partnership Agreement Amendment contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Partnership Agreement Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

On July 6, 2016, the Company agreed to issue 4,800,000 shares of Series F Preferred Stock.  As set forth in Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock (the “Articles Supplementary”) filed with the Maryland State Department of Assessments and Taxation on July 11, 2016, the Series F Preferred Stock ranks senior to all classes or series of the Company’s common stock and future junior securities, on a parity with each series of the Company’s outstanding preferred stock (the 8.55% Series A Cumulative Preferred Stock, 8.45% Series D Cumulative Preferred Stock and 9.000% Series E Cumulative Preferred Stock (the “Series E Preferred Stock”), prior to the redemption of the Series E Preferred Stock announced by the Company on July 8, 2016) and with any future parity securities and junior to future senior securities and to all of the Company’s existing and future indebtedness, with respect to the payment of dividends and the distribution of amounts upon liquidation, dissolution or winding up of the Company’s affairs.

The Company will pay cumulative dividends on the Series F Preferred Stock in the amount of $1.84375 per share each year, which is equivalent to 7.375% of the $25.00 liquidation preference per share of Series F Preferred Stock. Dividends on the Series F Preferred Stock are payable quarterly in arrears on the 15th day of January, April, July and October of each year (or, if not on a business day, on the next succeeding business day). The first dividend on the Series F Preferred Stock sold in this offering will be paid on October 17, 2016 and will be in the amount of $0.39948 per share.

On and after July 15, 2021, the Company may, at its option, redeem the Series F Preferred Stock, in whole or in part, by paying $25.00 per share, plus all accrued and unpaid dividends to, but not including, the date of redemption. Except with respect to the special optional redemption described below, and in certain limited circumstances relating to the ownership limitation necessary to preserve the Company’s qualification as a REIT, the Series F Preferred Stock will not be redeemable prior to July 15, 2021.  Upon the occurrence of a Change of Control (as defined below), the Company may, at its option, redeem the Series F Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), the Company has provided or provides notice of redemption with respect to the Series F Preferred Stock (whether pursuant to the Company’s optional redemption right or the Company’s special optional redemption right), the holders of Series F Preferred Stock will not have the conversion right described below.

A “Change of Control” is when, after the original issuance of the Series F Preferred Stock, the following have occurred and are continuing:

•                  the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of directors

(except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•                  following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ Stock Market (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the New York Stock Exchange (“NYSE”), the NYSE MKT or NASDAQ.

Upon the occurrence of a Change of Control, each holder of Series F Preferred Stock will have the right, unless, prior to the Change of Control Conversion Date, the Company has provided or provides notice of the Company’s election to redeem the Series F Preferred Stock, to convert some or all of the Series F Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Company’s common stock per share of Series F Preferred Stock to be converted equal to the lesser of:

•                  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date for the Series F Preferred Stock and prior to the corresponding Series F Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•                  9.68992, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration.

If, prior to the Change of Control Conversion Date, the Company has provided or provides notice of redemption with respect to the Series F Preferred Stock, whether pursuant to the Company’s optional redemption right or the Company’s special optional redemption right, the holders of Series F Preferred Stock will not have any right to convert the Series F Preferred Stock in connection with the Change of Control Conversion Right (as defined below) and any shares of Series F Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date. Except as provided above in connection with a Change of Control, the Series F Preferred Stock is not convertible into or exchangeable for any other securities or property.

The “Change of Control Conversion Right” is the right of each holder of Series F Preferred Stock to convert some or all of the Series F Preferred Stock held by such holder upon the occurrence of a Change of Control.

The “Change of Control Conversion Date” is the date the Series F Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Company provides the notice described above to the holders of Series F Preferred Stock.

The “Common Stock Price” will be: (i) the amount of cash consideration per share of the Company’s common stock, if the consideration to be received in the Change of Control by the holders of the Company’s common stock is solely cash; or (ii) the average of the closing prices for the Company’s common stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of the Company’s common stock is other than solely cash.

The description of the Series F Preferred Stock in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Supplementary, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 8, 2016, the Company executed the Articles Supplementary for the purpose of establishing the terms of the Series F Preferred Stock and classifying and designating 4,800,000 shares of authorized, but unissued, preferred stock as Series F Preferred Stock. The information about the Articles Supplementary contained under Item 3.03 of this Current Report on Form 8-K, including the summary description of the rights and preferences of the Series F Preferred Stock, is incorporated into this Item 5.03 by reference.

The description of the Articles Supplementary contained in this Item 5.03 is qualified in its entirety by reference to the full text of the Articles Supplementary, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01.  Other Events.

On July 6, 2016, the Company, Ashford Trust OP, and Ashford Hospitality Advisors LLC entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of each of the underwriters listed on Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to sell 4,800,000 shares of the Company’s Series F Preferred Stock at a price to the public of $25.00 per share of Series F Preferred Stock. Closing of the issuance and sale of the Series F Preferred Stock is scheduled for July 13, 2016. The Company will receive net proceeds from the offering of approximately $115.9 million, after deducting underwriting discounts, advisory fees and commissions and estimated offering expenses payable by the Company.  The Company expects to use the net proceeds pay the redemption price on its Series E Preferred Stock, as previously announced on July 8, 2016.

The offering of the Series F Preferred Stock has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement on Form S-3 (Registration No. 333-211837)  of the Company, as amended, and a prospectus supplement dated July 6, 2016, filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Series F Preferred Stock are subject to approval of certain legal matters by counsel to the Underwriters and other customary conditions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of the those liabilities.

The description of the Underwriting Agreement contained in this Item 8.01 does not purport to be complete is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
1.1

Underwriting Agreement, dated July 6, 2016, among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford Hospitality Advisors LLC and Morgan Stanley & Co. LLC, UBS Securities LLC and each of the underwriters listed on Schedule I thereto.

3.1

Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on July 11, 2016.

5.1	Opinion of Hogan Lovells US LLP regarding legality of the Series F Preferred Stock.
10.1	Amendment No. 1 to Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated July 12, 2016.
23.1	Consent of Hogan Lovells US LLP (included in its opinion filed as Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2016

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
1.1

Underwriting Agreement, dated July 6, 2016, among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford Hospitality Advisors LLC and Morgan Stanley & Co. LLC, UBS Securities LLC and each of the underwriters listed on Schedule I thereto.

3.1

Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on July 11, 2016.

5.1	Opinion of Hogan Lovells US LLP regarding legality of the Series F Preferred Stock.
10.1	Amendment No. 1 to Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated July 12, 2016.
23.1	Consent of Hogan Lovells US LLP (included in its opinion filed as Exhibit 5.1).